Exhibit 10.12

EXECUTION VERSION

COLLATERAL AGREEMENT

made by

RISE GOLD CORP. and RISE GRASS VALLEY INC.

and

THE OTHER PLEDGORS FROM TIME TO TIME PARTY HERETO

in favor of

ERADINUS CAPITAL, LLC,
as Secured Party

Dated as of August 30, 2019

COLLATERAL AGREEMENT, (as amended, supplemented or otherwise modified from time to time, this “Agreement”) dated as of August 30, 2019, made by RISE GOLD CORP., a Nevada corporation (the “Parent Party”) and RISE GRASS VALLEY INC., a Nevada corporation, (the “Borrower”) in favor of ERIDANUS CAPITAL, LLC, a Wyoming limited liability company, as secured party (in such capacity, together with its successors and assigns, the “Secured Party).

W I T N E S S E T H:

WHEREAS, pursuant to a loan agreement dated August 30, 2019 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), the Secured Party has agreed to make an extension of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrower is a member of an affiliated group of companies that includes the Parent Party (together with the Borrower, the “Pledgors”);

WHEREAS, the Borrower and the other Pledgor are engaged in related businesses, and the Pledgor will derive substantial direct and indirect benefit from the making of the extension of credit under the Loan Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Secured Party to make its extension of credit to the Borrower under the Loan Agreement that the Pledgors shall have executed and delivered this Agreement to the Secured Party;

NOW, THEREFORE, in consideration of the premises and to induce the Secured Party to enter into the Loan Agreement and to induce the Secured Party to make its extension of credit to the Borrower thereunder and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby agrees with the Secured Party, as follows:

SECTION 1

DEFINED TERMS

1.1         Definitions. (a) Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement, and the following terms which are defined in the Uniform Commercial Code in effect in the State of California on the date hereof are used herein as so defined: Accounts, Certificated Security, Chattel Paper, Commercial Tort Claim, Commodity Account, Deposit Account, Documents, Electronic Chattel Paper, Equipment, General Intangibles, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Proceeds, Promissory Note, Security, Securities Account and Supporting Obligations.

(b)       The following terms shall have the following meanings:

“Agreement”: as defined in the preamble hereto.

“Borrower”: as defined in the preamble to this Agreement.

“California UCC”: the Uniform Commercial Code as from time to time in effect in the State of California.

“Collateral”: as defined in Section 3.

”Collateral Account”: any collateral account established by the Secured Party as provided in Section 6.1 or 6.4.

“Copyright Licenses”: any written agreements providing for the grant by or to any Pledgor of any right under any Copyright, including, without limitation, any of the foregoing referred to in Schedule 5.

“Copyrights”: (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 5), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Issuers”: the collective reference to each issuer of a Pledged Investment.

“Loan Agreement”: as defined in the recitals to this Agreement.

“Material Intellectual Property”: with respect to any Pledgor, at any time, Intellectual Property owned by or licensed to such Pledgor that is necessary or otherwise material to the conduct of the business of the Borrower and its subsidiaries, taken as a whole; and “Material Patents,” “Material Copyrights” and “Material Trademarks” mean all Patents, Copyrights and Trademarks, respectively, that meet the criteria described above.

“Obligations”: the collective reference to the unpaid principal of and interest under, in connection with or with respect to the Loan Agreement and the other Transaction Documents, the Obligations (as defined in the Loan Agreement) and all other obligations and liabilities of the Borrower or any Parent Party to the Secured Party, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Loan Agreement, this Agreement, the other Transaction Documents or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest (including, without limitation, interest accruing at the then applicable rate provided in the Loan Agreement after the maturity of the Principal Sum and interest accruing at the then applicable rate provided in the Loan Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), reimbursement obligations, guarantee obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Secured Party that are required to be paid by the Borrower or any Parent Party pursuant to the terms of any of the foregoing agreements).

“Parent Parties”: the collective reference to each of the parents of the Borrower who are signatories hereto and any other entity that may become a party hereto as a Parent Party as provided herein.

“Patent Licenses”: any written agreements providing for the grant by or to any Pledgor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 5.

“Patents”: (i) all letters patent of the United States, any other country or any political subdivision thereof, and all reissues and extensions thereof, including, without limitation, any of the foregoing referred to in Schedule 5, (ii) all applications for letters patent of the United States and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 5, and (iii) all rights to obtain any reissues or extensions of the foregoing.

“Pledged Debt”: all Promissory Notes and all debt Securities issued to or held by any Pledgor, including, without limitation, the Promissory Notes listed in Schedule 2.

“Pledged Investments”: the collective reference to the Pledged Debt and the Pledged Stock.

“Pledged Stock”: all the shares of common stock together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Shares of any Person that may be issued or granted to, or held by, any Pledgor while this Agreement is in effect including, without limitation, the Shares listed in Schedule 2.

“Pledgor”: as defined in the recitals to this Agreement.

“Receivable”: any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

“Secured Party”: as defined in the preamble to this Agreement.

“Securities Act”: the Securities Act of 1933, as amended.

“Termination Date”: means the date all Obligations have been paid in full.

“Trademark Licenses”: any written agreements providing for the grant by or to any Pledgor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 5.

“Trademarks”: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, all registrations and recordings thereof, and all applications in connection therewith in the United States Patent and Trademark Office or in any similar office or agency of the United States, or any other country or any political subdivision thereof, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 5, and (ii) the right to obtain all renewals thereof.

“Vehicles”: all vehicles covered by a certificate of title law of any state of the United States.

1.2         Other Definitional Provisions. (a) The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b)       The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c)       Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Pledgor, shall refer to such Pledgor’s Collateral or the relevant part thereof.

(d)       Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Transaction Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Transaction Document), (iii) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (iv) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

(e)       Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Agreement.

SECTION 2

INTENTIONALLY OMITTED

SECTION 3

GRANT OF SECURITY INTEREST

Each Pledgor hereby pledges to the Secured Party, and hereby grants to the Secured Party a security interest in, all of the following property now owned or at any time hereafter acquired by such Pledgor or in which such Pledgor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Pledgor’s Obligations:

(a)       all Accounts;

(b)      all Chattel Paper;

(c)       all Deposit Accounts;

(d)      all Documents;

(e)      all Equipment;

(f)       all General Intangibles;

(g)      all Instruments;

(h)      all Inventory;

(i)       all Investment Property;

(j)       all Letter-of-Credit Rights;

(k)       without limiting the generality of the foregoing, all Fixtures, all Intellectual Property, all Pledged Investments and all Receivables and all Vehicles;

(l)       all books and records pertaining to the Collateral;

(m)      all other personal property not otherwise described above; and

(n)       to the extent not otherwise included, all Proceeds, and products of any and all of the foregoing and all Supporting Obligations with respect to any of the foregoing.

SECTION 4

REPRESENTATIONS AND WARRANTIES

To induce the Secured Party to enter into the Loan Agreement and to induce the Secured Party to make its extension of credit to the Borrower thereunder, the Borrower, as to itself and the other Pledgor, as to itself, hereby represents and warrants to the Secured Party that:

4.1         Basic Representations:

(a)       Such Pledgor (w) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (x) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (y) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (z) is in compliance with all requirements of law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Change.

(b)       Such Pledgor has the corporate power and authority, and the legal right, to make, deliver and perform the Transaction Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Transaction Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of the Transaction Documents to which such Pledgor is a party. This Agreement has been, and each other Transaction Document to which it is a party will be, duly executed and delivered on behalf of such Pledgor. This Agreement constitutes, and each other Transaction Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of such Pledgor enforceable against such Pledgor in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(c)       The execution, delivery and performance of the Transaction Documents to which such Pledgor is a party will not violate any Applicable Law or contractual obligation of such Pledgor or of any of its subsidiaries and will not result in, or require, the creation or imposition of any Encumbrance on any of its or their respective properties or revenues pursuant to any such Applicable Law or contractual obligation (other than pursuant to this Agreement).

(d)       No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of such Pledgor, threatened by or against such Pledgor or any of its subsidiaries or against any of its or their respective properties or revenues (x) with respect to any of the Transaction Documents or any of the transactions contemplated hereby or thereby, or (y) which could reasonably be expected to have a Material Adverse Change.

4.2         Title; No Other Encumbrances. Except for the security interest granted to the Secured Party pursuant to this Agreement and the other Encumbrances permitted to exist on the Collateral by the Loan Agreement, such Pledgor owns each item of the Collateral free and clear of any and all Encumbrances or claims, options or rights of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Secured Party, pursuant to this Agreement.

4.3         Perfected First Priority Liens. California UCC financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Collateral have been prepared by the Secured Party based upon the information provided to the Secured Party by such Pledgor for filing in the office specified on Schedule 3 hereof. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, with the exception of the California UCC financing statements, have been or will be delivered to the Secured Party in completed and, where applicable, duly executed form) will constitute valid security interests in all of the Collateral in favor of the Secured Party, as collateral security for such Pledgor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Pledgor and any Persons purporting to purchase any Collateral from such Pledgor and (b) upon completion of such filings and other actions will be prior to all other Encumbrances on the Collateral.

4.4         Jurisdiction of Organization; Location of Collateral. (a) On the date hereof, such Pledgor’s jurisdiction of organization, legal name, organizational identification number, if any, and the location of its chief executive office or sole place of business are specified on Schedule 4.

(b)       On the date hereof, the material Inventory and the material Equipment (other than mobile goods and goods in transit) of such Pledgor are kept at the locations listed on Schedule 4.

(c)       Schedule 4 also lists (i) all of such Pledgor’s jurisdictions of organization, legal names and locations of chief executive office or sole place of business for the four months preceding the date hereof, and (ii) the locations of such Pledgor’s material Inventory and the material Equipment (other than mobile goods and goods in transit) for the four months preceding the date hereof.

4.5         Pledged Investments. (a) Schedule 2 sets forth a complete and accurate list of all Pledged Stock and Pledged Debt held by such Pledgor as of the date hereof.

(b)       The shares of Pledged Stock pledged by such Pledgor hereunder constitute all the issued and outstanding shares of all classes of the Shares of each Issuer owned by such Pledgor. Such shares represent all of the outstanding shares of each such Issuer which is a subsidiary except as noted on such Schedule. All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

(c)       Each issue of Pledged Debt constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(d)       Such Pledgor is the record and beneficial owner of, and has good and marketable title to, the Pledged Investments pledged by it hereunder, free of any and all Encumbrances or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

4.6         Receivables. (a) No amount payable to such Pledgor under or in connection with any Receivable in excess of $50,000, individually or in the aggregate at any time outstanding, is evidenced by any Instrument or Chattel Paper which has not been delivered to the Secured Party.

(b)       None of Receivables in the aggregate are owed to the Pledgors by obligors that are Governmental Authorities.

4.7         Intellectual Property. (a) Schedule 5 lists all applications for registration and registered Intellectual Property owned by such Pledgor in its own name on the date hereof.

(b)       On the date hereof, all Material Intellectual Property is valid, subsisting, unexpired and enforceable, has not been abandoned and does not, to the knowledge of such Pledgor, infringe the intellectual property rights of any other Person.

(c)       No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Pledgor’s rights in, any Material Intellectual Property.

(d)       No action or proceeding is pending, or, to the knowledge of such Pledgor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any Material Intellectual Property or such Pledgor’s ownership interest therein, or (ii) which, if adversely determined, would have a material adverse effect on the value of any Material Intellectual Property.

4.8         Deposit Accounts; Securities Accounts; and Commodity Accounts. On the date hereof, such Pledgor does not have any Deposit Accounts, Commodity Accounts or Securities Accounts that are not listed on Schedule 6.

4.9         Commercial Tort Claims. On the date hereof, such Pledgor does not hold any Commercial Tort Claim which might reasonably result in awarded damages (less any and all legal and other expenses incurred or reasonably expected to be incurred by such Pledgor) in excess of $50,000.

4.10         Letter-of-Credit Rights. On the date hereof, such Pledgor is not the beneficiary under any letter of credit with a face amount in excess of $50,000 issued in favor of such Pledgor.

4.11         Material Collateral. Such Pledgor does not own, or have any other right or interest in, any asset or property included in the Collateral that cannot be perfected in the manner described in Section 4.3 (collectively, “Non-Perfected Assets”), except for Non-Perfected Assets which together with the Non-Perfected Assets of all other Pledgors in the aggregate are not material to the Borrower and its subsidiaries taken as a whole.

SECTION 5

COVENANTS

The Borrower, as to itself and each other Pledgor, and each other Pledgor, as to itself, covenants and agrees with the Secured Party that, from and after the date of this Agreement until the Termination Date:

5.1         General Covenants. Without the prior written consent of the Secured Party, unless expressly permitted by the Loan Agreement, such Pledgor will not (i) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral or any interest therein, (ii) create, incur or permit to exist any Encumbrance or option in favor of, or any claim of any Person with respect to, any of the Collateral or any interest therein or (iii) enter into any agreement or undertaking restricting the right or ability of such Pledgor or the Secured Party to sell, assign or transfer or vote any of the Collateral or any interest therein.

5.2         Notices. Such Pledgor will advise the Secured Party promptly, in reasonable detail, of:

(a)       any Encumbrance (other than security interests created hereby or Encumbrances permitted under the Loan Agreement) on any of the Collateral; and

(b)       of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the security interests created hereby.

5.3         Reserved.

5.4         Payment of Obligations. Such Pledgor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Pledgor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

5.5         Maintenance of Perfected Security Interest; Further Documentation. (a) Such Pledgor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.3 and shall defend such security interest against the claims and demands of all Persons whomsoever.

(b)       Such Pledgor will furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail.

(c)       At any time and from time to time, upon the written request of the Secured Party, and at the sole expense of such Pledgor, such Pledgor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Secured Party may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.

5.6         Changes in Locations, Name, etc. Such Pledgor will not, except upon 30 days’ prior written notice to the Secured Party and delivery to the Secured Party of all additional financing statements and other documents reasonably requested by the Secured Party to maintain the validity, perfection and priority of the security interests provided for herein:

(a)       change its jurisdiction of organization or, in the case of any Pledgor that is not a registered organization (as defined in the California UCC) the location of its chief executive office or sole place of business from that referred to in Section 4.4 hereof;

(b)       change its name, identity or corporate structure; or

(c)       permit any Inventory or Equipment to be kept at a location other than those listed on Schedule 4, except for Inventory or Equipment in transit or Inventory and Equipment with an aggregate value at any time outstanding of less than $50,000.

5.7         Delivery of Instruments and Chattel Paper. All (i) Promissory Notes issued by any subsidiary and held by a Pledgor and (ii) if any amount payable under or in connection with any of the other Collateral in excess of $50,000, individually or in the aggregate at any time outstanding, shall be or become evidenced by any Instrument (other than checks received in the ordinary course of business) or Chattel Paper, such Instrument or Chattel Paper shall be immediately delivered to the Secured Party, duly indorsed in a manner satisfactory to the Secured Party, to be held as Collateral pursuant to this Agreement.

5.8         Pledged Investments; Securities Accounts; Deposit Accounts. (a) If any Pledged Investments now owned or hereafter acquired by any Pledgor are certificated Securities and (i) are issued by any Pledgor or any subsidiary of a Pledgor or (ii) issued by any other Person and not held in a Securities Account, such Pledgor shall immediately deliver the certificates evidencing the same to the Secured Party in the exact form received, duly indorsed by such Pledgor to the Secured Party, if required, together with an undated stock power covering such certificate duly executed in blank by such Pledgor and with, if the Secured Party so requests, signature guaranteed, to be held by the Secured Party, subject to the terms hereof, as additional collateral security for such Pledgor’s Obligations.

(b)       If any Pledged Investments now owned or hereafter acquired by any Pledgor are uncertificated Securities and, in either case, (i) are issued by any Pledgor or any subsidiary of a Pledgor or (ii) issued by any other Person and not held in a Securities Account, such Pledgor shall immediately notify the Secured Party thereof and, at the Secured Party’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Secured Party, either (i) cause the Issuer to agree to comply with instructions from the Secured Party as to such securities, without further consent of any Pledgor, or (ii) arrange for the Secured Party to become the registered owner of the securities.

(c)       If such Pledgor shall now or hereafter have rights in any Securities Account with any securities intermediary, such Pledgor shall immediately notify the Secured Party thereof and, if such Securities Account has a value in excess of $50,000, at the Secured Party’s request and option, pursuant to a control agreement in form and substance reasonably satisfactory to the Secured Party, use commercially reasonable efforts to cause such securities intermediary to agree to comply with entitlement orders or other instructions originated by the Secured Party to such securities intermediary as to the securities or other financial assets contained therein without consent from such Pledgor. Such Pledgor agrees not to allow the value of any of its Securities Accounts to exceed such amount unless such a control agreement is in effect with respect to such Securities Account.

(d)       If such Pledgor shall now or hereafter have rights in any Deposit Account maintained with any bank, such Pledgor shall immediately notify the Secured Party thereof and, if such Deposit Account contains funds in excess of $50,000, at the Secured Party’s request and option, pursuant to a control agreement in form and substance reasonably satisfactory to the Secured Party, cause such bank to agree to comply with instructions to such bank originated by the Secured Party directing the disposition of funds in such Deposit Account without consent from such Pledgor. Such Pledgor agrees not to allow the value of any of its Deposit Accounts to exceed such amount unless such a control agreement is in effect with respect to such Deposit Account.

(e)       The Secured Party agrees with each of the Pledgors that the Secured Party shall not give any such entitlement orders, instructions or directions referred to in paragraph (b), (c) or (d) above to any Issuer, securities intermediary or bank, unless an Event of Default has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights, would occur. The provisions of this paragraph shall not apply to any financial assets credited to a Securities Account for which the Secured Party is the securities intermediary or Deposit Account as to which the Secured Party is the bank.

(f)       Except as provided in Section 6.3, such Pledgor shall be entitled to receive all cash dividends and distributions paid in respect of the Pledged Investments (except liquidating or distributing dividends). Any sums paid upon or in respect of the Pledged Investments upon the liquidation or dissolution of any Issuer shall be paid over to the Secured Party to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Investments or any property shall be distributed upon or with respect to the Pledged Investments pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Secured Party, be delivered to the Secured Party to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Investments shall be received by such Pledgor, such Pledgor shall, until such money or property is paid or delivered to the Secured Party, hold such money or property in trust for the Lenders, segregated from other funds of such Pledgor, as additional collateral security for the Obligations.

(g)       In the case of each Pledgor that is also an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Investments issued by it and will comply with such terms insofar as such terms are applicable to it including, without limitation, complying with instructions from the Secured Party as to such Pledged Investments, without further consent of any Pledgor, (ii) it will notify the Secured Party promptly in writing of the occurrence of any of the events described in Section 5.8(a), (b) and (f) with respect to the Pledged Investments issued by it and (iii) the terms of Sections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 with respect to the Pledged Investments issued by it.

5.9         Receivables. (a) Other than in the ordinary course of business consistent with its past practice, such Pledgor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii)

release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

(b)       Such Pledgor will deliver to the Secured Party a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.

5.10         Intellectual Property. (a) Such Pledgor (either itself or through licensees) will (i) continue to use each Material Trademark on each and every trademark class of goods applicable to its current product or service lines in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable requirements of law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Secured Party, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.

(b)       Such Pledgor (either itself or through licensees) will not do any act, or omit to do any act, whereby any Material Patent may become forfeited, abandoned or dedicated to the public.

(c)       Such Pledgor (either itself or through licensees) (i) will employ each Material Copyright and (ii) will not do any act or knowingly omit to do any act whereby any material portion of the Copyrights may become invalidated or otherwise impaired or fall into the public domain.

(d)       Such Pledgor (either itself or through licensees) will not do any act that knowingly infringes the intellectual property rights of any other Person.

(e)       Such Pledgor will notify the Secured Party immediately if it knows, or has reason to know, that any application or registration relating to any Material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or the United States Copyright Office) regarding such Pledgor’s ownership of, or the validity of, any Material Intellectual Property or such Pledgor’s right to register the same or to own and maintain the same.

(f)       Whenever such Pledgor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office or the United States Copyright Office, such Pledgor shall report such filing to the Secured Party within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Secured Party, such Pledgor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Secured Party may request to evidence the Secured Party’s security interest in any Intellectual Property.

(g)       Such Pledgor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office or the United States Copyright Office, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the Material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

(h)       In the event that any Material Intellectual Property is infringed, misappropriated or diluted by a third party, such Pledgor shall (i) take such actions as such Pledgor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Secured Party after it learns thereof and, after taking reasonable and customary measures to stop such infringement, sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

5.11         Electronic Chattel Paper and Transferable Records. If any Pledgor at any time holds or acquires an interest in any Electronic Chattel Paper or any “transferable record,” as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Pledgor shall promptly notify the Secured Party thereof and, at the request of the Secured Party, shall take such action as the Secured Party may reasonably request to vest in the Secured Party control under California UCC Section 9-105 of such Electronic Chattel Paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Secured Party agrees with such Pledgor that the Secured Party will arrange, pursuant to procedures reasonably satisfactory to the Secured Party and so long as such procedures will not result in the Secured Party’s loss of control, for the Pledgor to make alterations to the Electronic Chattel Paper or transferable record permitted under California UCC Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Pledgor with respect to such Electronic Chattel Paper or transferable record.

5.12         Letter-of-Credit Rights. If any Pledgor is at any time a beneficiary under any letter of credit now or hereafter issued in favor of such Pledgor in amounts in the aggregate for all Pledgors in excess of $50,000, such Pledgor shall promptly notify the Secured Party thereof and such Pledgor shall, at the request of the Secured Party, pursuant to an agreement in form and substance reasonably satisfactory to the Secured Party, use commercially reasonable efforts to either (i) arrange for the issuer and any confirmer of such letters of credit to consent to an assignment to the Secured Party of the proceeds of any drawing under such letters of credit or (ii) arrange for the Secured Party to become the transferee beneficiary of such letters of credit, with the Secured Party agreeing, in each case, that the proceeds of any drawing under such letters of credit are to be applied as provided in the Loan Agreement.

5.13         Commercial Tort Claims. If any Pledgor shall at any time hold or acquire any Commercial Tort Claim which might reasonably result in awarded damages (less any and all legal and other expenses incurred or reasonably expected to be incurred by such Pledgor) in excess of $50,000, such Pledgor shall promptly notify the Secured Party in writing signed by such Pledgor of the brief details thereof and grant to the Secured Party in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Secured Party.

5.14         Vehicles. Upon the reasonable request of the Secured Party, within 30 days after the date of such request and, with respect to any Vehicle acquired by such Pledgor subsequent to the date of any such request (until such request is withdrawn by the Secured Party), within 30 days after the date of acquisition thereof, such Pledgor shall file all applications for certificates of title or ownership indicating the Secured Party’s first priority security interest in the Vehicle covered by such certificate and any other necessary documentation, in each office in each jurisdiction that the Secured Party shall deem advisable to perfect its security interests in the Vehicles.

5.15         Notice of Creation or Acquisition of Additional Collateral. Borrower shall, within five Business Days of any request from the Secured Party, furnish the Secured Party with a report listing the following:

(a)       any subsidiary formed or acquired by any Pledgor;

(b)       any certificated Securities or uncertificated Securities not held in a Securities Account acquired by any Pledgor;

(c)       any change in name, jurisdiction of organization or chief executive office of any Pledgor;

(d)       any new location of Inventory or Equipment of any Pledgor;

(e)       all Promissory Notes, Instruments or Chattel Paper received by any Pledgor with a value in excess of $100,000;

(f)       any Securities Account, Commodities Account or Deposit Account opened by any Pledgor;

(g)       all applications for and registration received by any Pledgor in respect of any Intellectual Property;

(h)       any Letter of Credit Rights acquired by any Pledgor;

(i)       any Commercial Tort Claims acquired by any Pledgor, and

(j)       any Vehicles acquired by any Pledgor.

5.16        Subordination. Each Pledgor hereby agrees that any indebtedness of any other Pledgor now or hereafter owing to such Pledgor, whether heretofore, now or hereafter created (the “Pledgor Subordinated Debt”), is hereby subordinated to all of the Obligations to the extent set forth in this Section. From and after such time as the Secured Party has given notice to the Pledgors that (i) a Default has occurred and continuing and (ii) that the Secured Party is exercising its rights under this Section (a “Notice of Actionable Default”) and prior to the withdrawal of all pending Notices of Actionable Default, the Pledgor Subordinated Debt shall not be paid in whole or in part until the Obligations have been paid in full and this Agreement is terminated and of no further force or effect. No Pledgor shall accept any payment of or on account of any Pledgor Subordinated Debt at any time in contravention of the foregoing or the Loan Agreement. From and after the delivery by the Secured Party of a Notice of Actionable Default and prior to the withdrawal of all pending Notices of Actionable Default, each Pledgor shall pay to the Secured Party any payment of all or any part of the Pledgor Subordinated Debt and any amount so paid to the Secured Party shall be applied to payment of the Obligations in such order as the Secured Party may elect. Each payment on the Pledgor Subordinated Debt received in violation of any of the provisions hereof shall be deemed to have been received by such Pledgor as trustee for the Secured Party and shall be paid over to the Secured Party immediately on account of the Obligations, but without otherwise affecting in any manner such Pledgor’s liability herein. Each Pledgor agrees to file all claims against any Pledgor in any bankruptcy or other proceeding in which the filing of claims is required by law in respect of any Pledgor Subordinated Debt, and the Secured Party shall be entitled to all of such Pledgor’s rights thereunder. If for any reason a Pledgor fails to file such claim at least ten Business Days prior to the last date on which such claim should be filed, such Pledgor hereby irrevocably appoints the Secured Party as its true and lawful attorney-in-fact and is hereby authorized to act as attorney-in-fact in such Pledgor’s name to file such claim or, in the Secured Party’s discretion, to assign such claim to and cause proof of claim to be filed in the name of the Secured Party or its nominee. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to the Secured Party the full amount payable on the claim in the proceeding, and, to the full extent necessary for that purpose, each Pledgor hereby assigns to the Secured Party all of such Pledgor’s rights to any payments or distributions to which such Pledgor otherwise would be entitled. If the amount so paid is greater than such Pledgor’s liability hereunder and under the other Transaction Documents, the Secured Party shall pay the excess amount to the party entitled thereto. In addition, each Pledgor hereby irrevocably appoints the Secured Party as its attorney in fact to exercise all of such Pledgor’s voting rights (other than in its capacity as a debtor or a debtor in possession) in connection with any bankruptcy proceeding or any plan for the reorganization of any Pledgor. Each Pledgor which is an obligor on any Pledgor Subordinated Debt hereby consents to the provisions of this section and agrees to be bound by them.

SECTION 6

REMEDIAL PROVISIONS

6.1         Certain Matters Relating to Receivables. (a) The Secured Party shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Pledgor shall furnish all such assistance and information as the Secured Party may reasonably require in connection with such test verifications. At any time and from time to time, upon the Secured Party’s request and at the expense of the relevant Pledgor, such Pledgor shall cause independent public accountants or others satisfactory to the Secured Party to furnish to the Secured Party reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

(b)       The Secured Party hereby authorizes each Pledgor to collect such Pledgor’s Receivables, and the Secured Party may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Secured Party at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Pledgor, (i) shall be immediately (and, in any event, within two Business Days) deposited by such Pledgor in the exact form received, duly indorsed by such Pledgor to the Secured Party if required, in a Collateral Account maintained under the sole dominion and control of the Secured Party, subject to withdrawal by the Secured Party only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Pledgor in trust for the Secured Party, segregated from other funds of such Pledgor. Each such deposit of payments of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c)       After the occurrence and during the continuance of an Event of Default, at the Secured Party’s request, each Pledgor shall deliver to the Secured Party all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

6.2         Communications with Obligors; Pledgors Remain Liable. (a) The Secured Party in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables to verify with them to the Secured Party’s satisfaction the existence, amount and terms of any Receivables.

(b)       Upon the request of the Secured Party at any time after the occurrence and during the continuance of an Event of Default, each Pledgor shall notify obligors on the Receivables that the Receivables have been assigned to the Secured Party and that payments in respect thereof shall be made directly to the Secured Party.

(c)       Anything herein to the contrary notwithstanding, each Pledgor shall remain liable under each of the Receivables and all other contracts included in the Collateral to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. The Secured Party shall not have any obligation or liability under any Receivable (or any agreement giving rise thereto) or other contracts by reason of or arising out of this Agreement or the receipt by the Secured Party of any payment relating thereto, nor shall the Secured Party be obligated in any manner to perform any of the obligations of any Pledgor under or pursuant to any Receivable (or any agreement giving rise thereto) or other contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

6.3         Pledged Investments. (a) Unless an Event of Default shall have occurred and be continuing and the Secured Party shall have given notice to the relevant Pledgor of the Secured Party’s intent to exercise its rights pursuant to this Section 6.3(a), each Pledgor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all cash payments made in respect of the Pledged Debt, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Loan Agreement, and to exercise all voting and corporate or other rights with respect to the Pledged Investments; provided, however, that no vote shall be cast or corporate or other right exercised or other action taken which, in the Secured Party’s reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Loan Agreement, this Agreement or any other Transaction Document.

(b)       If an Event of Default shall occur and be continuing and the Secured Party shall give notice of its intent to exercise its rights pursuant to this Section 6.3(b) to the relevant Pledgor or Pledgors, (i) the Secured Party shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Investments and make application thereof to the Obligations in such order as the Secured Party may determine, and/or (ii) any or all of the Pledged Investments may be registered in the name of the Secured Party or its nominee, and the Secured Party or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Investments at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Investments as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Investments upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other structure of any Issuer, or upon the exercise by any Pledgor or the Secured Party of any right, privilege or option pertaining to such Pledged Investments, and in connection therewith, the right to deposit and deliver any and all of the Pledged Investments with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Secured Party may determine), all without liability except to account for property actually received by it, but the Secured Party shall have no duty to any Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing. Each Pledgor hereby appoints the Secured Party, which appointment shall be exercisable only upon the occurrence and during the continuance of an Event of Default, such Pledgor’s true and lawful attorney-in-fact and grants to the Secured Party an IRREVOCABLE PROXY to exercise any action contemplated by the immediately preceding sentence in any manner the Secured Party reasonably deems advisable for or against all matters submitted or which may be taken by the shareholders. The power-of-attorney granted hereby is coupled with an interest and shall be irrevocable.

(c)       Each Pledgor hereby authorizes and instructs each Issuer of any Pledged Investments pledged by such Pledgor hereunder to (i) comply with any instruction received by it from the Secured Party in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Pledgor, and each Pledgor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Investments directly to the Secured Party.

6.4         Proceeds to be Turned Over to Secured Party. In addition to the rights of the Secured Party specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, upon request of the Secured Party, all Proceeds received by any Pledgor consisting of cash, checks and other near-cash items shall be held by such Pledgor in trust for the Secured Party, segregated from other funds of such Pledgor, and shall, immediately upon receipt by such Pledgor, be turned over to the Secured Party in the exact form received by such Pledgor (duly indorsed by such Pledgor to the Secured Party, if required). All Proceeds received by the Secured Party hereunder shall be held by the Secured Party in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Secured Party in a Collateral Account (or by such Pledgor in trust for the Secured Party) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5 hereof.

6.5         Application of Proceeds. At such intervals as may be agreed upon by the Borrower and the Secured Party, or, if an Event of Default shall have occurred and be continuing, at any time at the Secured Party’s election, the Secured Party may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, in payment of the Obligations in such order as the Secured Party may elect, and any part of such funds which the Secured Party elects not so to apply shall continue to be held as collateral security for the Obligations. Any balance of such Proceeds remaining after the Termination Date or after all Events of Default have been cured or waived shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

6.6         Code and Other Remedies. If an Event of Default shall occur and be continuing, the Secured Party, may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the California UCC or any other applicable law. Without limiting the generality of the foregoing, the Secured Party, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Pledgor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Pledgor, which right or equity is hereby waived and released. Each Pledgor further agrees, at the Secured Party’s request, to assemble the Collateral and make it available to the Secured Party at places which the Secured Party shall reasonably select, whether at such Pledgor’s premises or elsewhere. The Secured Party shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Party, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Secured Party may elect and only after such application and after the payment by the Secured Party of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) and (4) of the California UCC, need the Secured Party account for the surplus, if any, to any Pledgor. To the extent permitted by applicable law, each Pledgor waives all claims, damages and demands it may acquire against the Secured Party arising out of the exercise by it of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

6.7         Private Sale; Registration Rights. (a) If the Secured Party shall determine to exercise its right to sell any or all of the Pledged Investments pursuant to Section 6.6, and if in the opinion of the Secured Party it is necessary or advisable to have the Pledged Investments, or that portion thereof to be sold, registered under the provisions of the Securities Act or other Applicable Laws, the relevant Pledgor will, at any time and from time to time, upon the written request of the Secured Party, use its commercially reasonable efforts to take or to cause the Issuer of such Pledged Investments to take such action, and prepare, distribute and/or file such documents, as are required or advisable in the reasonable opinion of counsel for the Secured Party to permit the public sale of such Pledged Investments including, without limitation, to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such agreements, instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Secured Party, necessary or advisable to register and sell the Pledged Investments, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its commercially reasonable efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Investments, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Secured Party, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto or in the opinion of any underwriters selected by Secured Party to effectuate such purchase. Each Pledgor further agrees to indemnify, defend and hold harmless the Secured Party, any underwriter and their respective officers, directors, affiliates and controlling persons from and against all loss, liability, expenses, costs of counsel (including, without limitation, reasonable fees and expenses to the Secured Party of legal counsel), and claims (including the costs of investigation) that they may incur insofar as such loss, liability, expense or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to such Pledgor or the Issuer of such Pledged Investment by the Secured Party expressly for use therein. Each Pledgor further agrees, upon written request, to use its commercially reasonable efforts to qualify, file or register, or cause the Issuer of such Pledged Investments to (x) qualify, file or register, any of the Pledged Investments under the “Blue Sky” or other securities laws of such states as may be requested by the Secured Party and keep effective, or cause to be kept effective, all such qualifications, filings or registrations and (y) to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act. Each Pledgor will bear all costs and expenses of carrying out its obligations under this Section.

(a)       Each Pledgor recognizes that the Secured Party may be unable to effect a public sale of any or all the Pledged Investments, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that no such private sale shall be deemed to have been made in a commercially unreasonable manner solely because it has had such a result. The Secured Party shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(b)       Each Pledgor agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Investments pursuant to this Section 6.7 valid and binding and in compliance with any and all applicable requirements of law. Each Pledgor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Secured Party, that the Secured Party has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Pledgor, and such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Loan Agreement.

6.8         Deficiency. Each Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Secured Party to collect such deficiency.

6.9        Grant of License to Use Intellectual Property. For the purpose of enabling the Secured Party to exercise rights and remedies under this Agreement at such time as the Secured Party shall be lawfully entitled to exercise such rights and remedies, each Pledgor hereby grants to the Secured Party an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Pledgors) to use, license or sublicense any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Pledgor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The license (i) shall be subject to those exclusive Copyright Licenses, Patent Licenses and Trademark Licenses granted by the Pledgors in effect on the date hereof and those granted by any Pledgor hereafter, as permitted under the

Transaction Documents, to the extent conflicting, (ii) may be exercised, at the option of the Secured Party, only upon the occurrence and during the continuation of an Event of Default, provided, that any license, sublicense or other transaction entered into by the Secured Party in accordance herewith shall be binding upon the Pledgors notwithstanding any subsequent cure of an Event of Default, and (iii) apply to the use of the Trademarks in connection with goods and services of similar type and quality to those theretofore sold by such Pledgor under such Trademark.

SECTION 7

THE SECURED PARTY

7.1         Secured Party’s Appointment as Attorney-in-Fact, etc. (a) Each Pledgor hereby irrevocably constitutes and appoints the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Pledgor and in the name of such Pledgor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Pledgor hereby gives the Secured Party the power and right, on behalf of such Pledgor, without notice to or assent by such Pledgor, to do any or all of the following:

(i)       in the name of such Pledgor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Secured Party for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

(ii)       in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Secured Party may reasonably request to evidence the Secured Party’s security interest in such Intellectual Property and the goodwill and general intangibles of such Pledgor relating thereto or represented thereby;

(iii)       pay or discharge taxes and Encumbrances levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement or any other Transaction Document and pay all or any part of the premiums therefor and the costs thereof;

(iv)       execute, in connection with any sale provided for in Section 6.6 or 6.7, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;

(v)       direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Secured Party or as the Secured Party shall direct;

(vi)       ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral;

(vii)       sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral;

(viii)       commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral;

(ix)       defend any suit, action or proceeding brought against such Pledgor with respect to any Collateral;

(x)       settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Secured Party may deem appropriate;

(xi)       assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Secured Party shall in its sole discretion determine; and

(xii)       generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and do, at the Secured Party’s option and such Pledgor’s expense (including reasonable attorneys’ fees), at any time, or from time to time, all acts and things which the Secured Party deems necessary to protect, preserve or realize upon the Collateral and the Secured Party’s security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Pledgor might do.

Anything in this Section 7.1(a) to the contrary notwithstanding, the Secured Party agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless a Default shall have occurred and be continuing.

(b)       If any Pledgor fails to perform or comply with any of its agreements contained herein or in any contract included in the Collateral, the Secured Party, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)       The expenses of the Secured Party incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due amounts under the Loan Agreement, from the date of payment by the Secured Party to the date reimbursed by the relevant Pledgor, shall be payable by such Pledgor to the Secured Party on demand.

(d)       Each Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.2         Duties of Secured Parties. (a) The Secured Party’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the California UCC or otherwise, shall be to deal with it in the same manner as the Secured Party deals with similar property for its own account.

(b)       Neither the Secured Party nor any of its officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

(c)       The powers conferred on the Secured Party hereunder are solely to protect the Secured Party’s interests in the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers. The Secured Party shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

7.3         Filing of Financing Statements. Each Pledgor authorizes the Secured Party to file or record financing statements, any amendments thereto and other filing or recording documents or instruments with respect to the Collateral without the signature of such Pledgor in such form and in such offices as the Secured Party reasonably determines appropriate to perfect the security interests of the Secured Party under this Agreement including, without limitation, any financing statement describing the collateral as “all assets,” “all personal property” or any similar description. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

SECTION 8

MISCELLANEOUS

8.1         Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each affected Pledgor and the Secured Party; provided that any provision of this Agreement imposing obligations on any Pledgor may be waived by the Secured Party in a written instrument executed by the Secured Party.

8.2         Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, three days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows in the case of the Secured Party, and as set forth in Schedule 1 in the case of the Pledgors, or to such other address as may be hereafter notified by the respective parties hereto:

Eridanus Capital, LLC

201 East 5th Street, Suite 1200

Sheridan, WY 82801

Attention:         Daniel Oliver Jr.

Email:                 doliver@myrmikan.com

Fax No.:             307-222-1646

provided that any notice, request or demand to or upon the Secured Party shall not be effective until received.

Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto in accordance with this Section 8.2.

8.3         No Waiver by Course of Conduct; Cumulative Remedies. The Secured Party shall not by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4         Enforcement Expenses; Indemnification. (a) Each Pledgor agrees to pay or reimburse the Secured Party for all its costs and expenses incurred in collecting against such Pledgor its Obligations or otherwise enforcing or preserving any rights under this Agreement and the other Transaction Documents to which such Pledgor is a party, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) of the Secured Party.

(b)       Each Pledgor agrees to pay, and to save the Secured Party harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c)       Each Pledgor agrees to pay, indemnify, and hold the Secured Party, its officers, directors, controlling Persons, employees, agents and advisors (collectively, the

“Indemnified Persons”) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, and the other Transaction Documents and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Pledgors, any of their subsidiaries or any of their properties (all the foregoing in this clause (c), collectively, the “indemnified liabilities”), provided that the Pledgors shall have no obligation hereunder to any Indemnified Person with respect to indemnified liabilities arising solely from the gross negligence or willful misconduct of such Indemnified Person.

(d)       The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Loan Agreement and the other Transaction Documents.

8.5         Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Pledgor and shall inure to the benefit of the Secured Party and its successors and assigns and to the extent provided in Section 8.4(c); provided that no Pledgor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Secured Party and any purported assignment, transfer or delegation without such consent shall be null and void.

8.6         [Reserved].

8.7         Counterparts; Binding Effect. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement shall become effective as to any Pledgor when a counterpart hereof executed on behalf of such Pledgor shall have been delivered to the Secured Party and a counterpart hereof shall have been executed on behalf of the Secured Party, and thereafter shall be binding upon such Pledgor and the Secured Party and their respective permitted successors and assigns, and shall inure to the benefit of such Pledgor, the Secured Party and their respective permitted successors and assigns. This Agreement shall be construed as a separate agreement with respect to each Pledgor and may be amended, modified, supplemented, waived or released with respect to any Pledgor without the approval of any other Pledgor and without affecting the obligations of any other Pledgor hereunder.

8.8         Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.9         Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.10       Integration. This Agreement and the other Transaction Documents represent the agreement of the Pledgors and the Secured Party with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Secured Party relative to the subject matter hereof and thereof not expressly set forth or referred to herein or in the other Transaction Documents.

8.11      GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA.

8.12       Submission to Jurisdiction. For the purpose of any legal action or proceeding relating to this Agreement and the other Transaction Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof the courts of California shall have jurisdiction, each of the parties to this Agreement hereby irrevocably and unconditionally submits to the exclusive jurisdiction of such courts. Each Pledgor hereby irrevocably and unconditionally: (a) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Pledgor at its address referred to in Section 8.2 or at such other address of which the Secured Party shall have been notified pursuant thereto and (b) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law.

8.13       Acknowledgments. Each Pledgor hereby acknowledges that:

(a)       it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Transaction Documents to which it is a party;

(b)       the Secured Party has no fiduciary relationship with or duty to any Pledgor arising out of or in connection with this Agreement or any of the other Transaction Documents, and the relationship between the Pledgors, on the one hand, and the Secured Party, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)       no joint venture is created hereby or by the other Transaction Documents or otherwise exists by virtue of the transactions contemplated hereby.

8.14       WAIVER OF JURY TRIAL. EACH PLEDGOR AND THE SECURED PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

8.15       Additional Pledgors. Any direct or indirect subsidiary of the Borrower created or formed on or after the date hereof shall be required to become a Pledgor for all purposes of this Agreement, and shall execute and deliver an Assumption Agreement in the form of Annex I hereto. Upon the execution and delivery by any subsidiary of an Assumption Agreement, the supplemental schedules attached to such Assumption Agreement shall be incorporated into and become a part of and supplement the Schedules to this Collateral Agreement and each reference to such Schedules shall mean and be a reference to such Schedules as supplemented pursuant to each Assumption Agreement.

8.16       Releases. (a) On the Termination Date, the Collateral shall be released from the Encumbrances created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Secured Party and each Pledgor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Pledgors. At the request and sole expense of any Pledgor following any such termination, the Secured Party shall deliver to such Pledgor any Collateral held by the Secured Party hereunder, and execute and deliver to such Pledgor such documents as such Pledgor shall reasonably request to evidence such termination.

(b)       If any of the Collateral shall be sold, transferred or otherwise disposed of by any Pledgor in a transaction permitted by the Loan Agreement, then the Secured Party, at the request and sole expense of such Pledgor, shall execute and deliver to such Pledgor all releases or other documents reasonably necessary or desirable for the release of the Encumbrances created hereby on such Collateral. At the request and sole expense of the Borrower, a Pledgor which is a subsidiary of the Borrower shall be released from its obligations hereunder in the event that all the Shares of such Pledgor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Loan Agreement; provided that the Borrower shall have delivered to the Secured Party, at least ten Business Days (or such shorter period reasonably acceptable to the Secured Party) prior to the date of the proposed release, a written request for release identifying the relevant Subsidiary Party and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Loan Agreement and the other Transaction Documents.

IN WITNESS WHEREOF, each of the undersigned has caused this Collateral Agreement to be duly executed and delivered as of the date first above written.

RISE GOLD CORP.

By:
Name: Vince Boon
Title: CFO

RISE GRASS VALLEY INC.

By:
Name: Benjamin W. Mossman
Title: President and CEO

AGREED AND ACCEPTED

ERIDANUS CAPITAL, LLC,

a Wyoming limited liability company

By:	Myrmikan Capital, LLC
a Delaware limited liability company
Its:	Manager

By:
Name: Daniel Oliver Jr.
Title: Manager

Schedule 1

NOTICE ADDRESSES OF PLEDGORS

Name	Address
Rise Gold Corp.	650 – 669 Howe Street, Vancouver, BC V6C 0B4
Registered Office: Nevada Business Center, LLC, 701 S Carson Street, Suite 200, Carson City, NV 89701
Rise Grass Valley Inc.	333 Crown Point Circle, Ste 215, Grass Valley, CA 95945
Registered Office: Nevada Business Center, LLC, 701 S Carson Street, Suite 200, Carson City, NV 89701

Schedule 2

PLEDGED INVESTMENTS

Pledged Stock:

Registered Owner	Issuer	Stock Certificate No.	Number and Class of Shares	Percentage of Equity Interest
Rise Gold Corp.	Rise Grass Valley Inc.	1	1,000 shares of common stock with a par value of US$0.001	100%

Pledged Debt:

None.

Schedule 3

ACTIONS TO PERFECT SECURITY INTERESTS

Uniform Commercial Code Filings

Uniform Commercial Code

P.O. Box 942835

Sacramento, California 94235-0001

Patent and Trademark Filings

Not Applicable

Actions with respect to Pledged Stock

Share certificate No. 1, registered in the name of the Parent Party representing 1,000 shares of common stock of the Borrower, is to be delivered to the Secured Party along with a stock power of attorney.

Deposit Accounts/Securities Accounts/Commodities Accounts

If requested by the Secured Party, a control agreement for deposit accounts containing funds in excess of $50,000.

Uncertificated Securities

None.

Other Actions

Schedule 4

JURISDICTION OF ORGANIZATION; LOCATION OF COLLATERAL

Pledgor & Identification No.	Location of Chief Executive Office	Locations of Material Inventory & Equipment	Prior Locations
Rise Gold Corp. NV Entity No.: E0094972007-8 NV Business ID: NV20071152144	650 – 669 Howe Street, Vancouver, BC V6C 0B4	N/A	N/A
Rise Grass Valley Inc. NV Entity No.: E0537812016-7 NV Business ID: NV20161724330	333 Crown Point Circle, Ste 215, Grass Valley, CA 95945	12603 East Bennett Rd, Grass Valley CA 95945 and 345 Crown Point Circle, Unit 600, Grass Valley, CA 95945	N/A

Schedule 5

INTELLECTUAL PROPERTY

COPYRIGHTS AND COPYRIGHT LICENSES OWNED BY RISE GOLD CORP.

U.S. Copyright Registrations

No U.S. copyrights are owned.

Pending U.S. Copyright Applications for Registration

No U.S. copyright applications are pending.

Non-U.S. Copyright Registrations

No non-U.S. copyrights are owned.

Non-U.S. Pending Copyright Applications for Registration

No non-U.S. copyright applications are pending.

Copyright Licenses

No copyright licenses.

PATENTS AND PATENT LICENSES OWNED BY RISE GOLD CORP.

U.S. Patent Registrations

No U.S. patents are owned.

U.S. Patent Applications

No U.S. patent applications are pending.

Non-U.S. Patent Registrations

No non-U.S. patents are owned.

Patent Licenses

No patent licenses.

TRADEMARK, TRADEMARK LICENSES AND TRADE NAMES OWNED BY
RISE GOLD CORP.

U.S. Trademark Registrations

No U.S. trademarks are owned.

U.S. Trademark Applications

No U.S. trademark applications are pending.

State Trademark Registrations

No state trademarks are owned.

State Trademark Applications

No state trademark applications are pending.

Non-U.S. Trademark Registrations

No non-U.S. trademarks are owned.

Non-U.S. Trademark Applications

No non-U.S. trademark applications are pending.

Trademark Licenses

No trademark licenses.

Trade Names

No trade names owned.

COPYRIGHTS AND COPYRIGHT LICENSES OWNED BY RISE GRASS

VALLEY INC.

U.S. Copyright Registrations

No U.S. copyrights are owned.

Pending U.S. Copyright Applications for Registration

No U.S. copyright applications are pending.

Non-U.S. Copyright Registrations

No non-U.S. copyrights are owned.

Non-U.S. Pending Copyright Applications for Registration

No non-U.S. copyright applications are pending.

Copyright Licenses

No copyright licenses.

PATENTS AND PATENT LICENSES OWNED BY RISE GRASS VALLEY INC.

U.S. Patent Registrations

No U.S. patents are owned.

U.S. Patent Applications

No U.S. patent applications are pending.

Non-U.S. Patent Registrations

No non-U.S. patents are owned.

Patent Licenses

No patent licenses.

TRADEMARK, TRADEMARK LICENSES AND TRADE NAMES OWNED BY RISE GRASS VALLEY INC.

U.S. Trademark Registrations

No U.S. trademarks are owned.

U.S. Trademark Applications

No U.S. trademark applications are pending.

State Trademark Registrations

No state trademarks are owned.

State Trademark Applications

No state trademark applications are pending.

Non-U.S. Trademark Registrations

No non-U.S. trademarks are owned.

Non-U.S. Trademark Applications

No non-U.S. trademark applications are pending.

Trademark Licenses

No trademark licenses.

Trade Names

No trade names owned.

Schedule 6

DEPOSIT ACCOUNTS; SECURITIES ACCOUNTS; COMMODITY ACCOUNTS

Rise Gold Corp.

Deposit Accounts:

Account	Account Name	Currency	Financial Institution
00041797888	Rise Gold Corp.	CAD	BMO Bank of Montreal
00044661547	Rise Gold Corp.	USD	BMO Bank of Montreal

Securities Accounts:

None.

Commodity Accounts:

None.

Rise Grass Valley Inc.

Deposit Accounts:

Account	Account Name	Currency	Financial Institution
3860277	Rise Grass Valley	USD	BMO Harris

Securities Accounts:

None.

Commodity Accounts:

None.

Annex I to

Collateral Agreement

ASSUMPTION AGREEMENT, dated as of __________________________, 201_, made by ___________________, a ___________________ (the “Additional Pledgor”), in favor of ERIDANUS CAPITAL, LLC, a Wyoming limited liability company, as Secured Party. All capitalized terms not defined herein shall have the meaning ascribed to them in the Collateral Agreement (as defined below).

W I T N E S S E T H :

WHEREAS, Rise Grass Valley, Inc. (the “Borrower”) and the Secured Party have entered into a loan agreement, dated as of [______________] (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, in connection with the Loan Agreement, the Borrower and certain of its Affiliates (other than the Additional Pledgor) have entered into the Collateral Agreement, dated as of even date therewith (as amended, supplemented or otherwise modified from time to time, the “Collateral Agreement”) in favor of the Secured Party;

WHEREAS, the Loan Agreement requires the Additional Pledgor to become a party to the Collateral Agreement; and

WHEREAS, the Additional Pledgor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Collateral Agreement;

NOW, THEREFORE, IT IS AGREED:

1.       Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Pledgor, as provided in Section 8.15 of the Collateral Agreement, hereby becomes a party to the Collateral Agreement as a Pledgor thereunder with the same force and effect as if originally named therein as a Pledgor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Pledgor thereunder. In furtherance of the foregoing, the Additional Pledgor, as security for the payment and performance in full of the Obligations, does (x) hereby create and grant to the Secured Party, its successors and assigns, a security interest in all of the Additional Pledgor’s right, title and interest in and to the Collateral of the Additional Pledgor. Each reference to a “subsidiary” or a “Pledgor” in the Collateral Agreement shall be deemed to include the Additional Pledgor. The Collateral Agreement is hereby incorporated herein by reference. The information set forth in Annex 1-A hereto (a) is a true and correct schedule of all of the Collateral of the Additional Pledgor as of the date hereof and (b) is hereby added to the information set forth in Schedules [____]1 to the Collateral Agreement. The Additional Pledgor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Collateral Agreement applicable to it

[1]	Refer to each Schedule which needs to be supplemented.

is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

2.       Representations of Additional Pledgor. The Additional Pledgor represents and warrants to the Secured Party that this Assumption Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

3.       Counterparts; Binding Effect. This Assumption Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which, when taken together, shall constitute a single contract. This Assumption Agreement shall become effective when (a) the Secured Party shall have received a counterpart of this Assumption Agreement that bears the signature of the Additional Pledgor and (b) the Secured Party has executed a counterpart hereof. Delivery of an executed counterpart of a signature page of this Assumption Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Assumption Agreement.

4.       Full Force and Effect. Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.

5.       Severability. Any provision of this Assumption Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability in such jurisdiction of the remaining provisions hereof and of the Collateral Agreement; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

6.       Notices. All communications and notices hereunder shall be in writing and given as provided in Section 8.2 of the Collateral Agreement. All communications and notices hereunder to the Additional Pledgor shall be given to it at the address set forth under its signature below.

7.       Fees and Expenses. The Additional Pledgor agrees to reimburse the Secured Party for its reasonable out-of-pocket expenses in connection with this Assumption Agreement, including the reasonable fees, disbursements and other charges of counsel for the Secured Party.

8.       Governing Law. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL PLEDGOR]

By:
Name:
Title:

Address for Notices:

AGREED TO AND ACCEPTED

ERIDANUS CAPITAL, LLC,

a Wyoming limited liability company

By:	Myrmikan Capital, LLC
a Delaware limited liability company
Its:	Manager

By:
Name: Daniel Oliver Jr.
Title: Manager